Exhibit 21

HARLEY-DAVIDSON, INC.

SUBSIDIARIES

Name	State/Country Of Incorporation
H-D Michigan, LLC	Michigan
Harley-Davidson Motor Company Group, LLC	Wisconsin
Harley-Davidson Motor Company Operations, Inc.	Wisconsin
H-D Franklin, LLC	Wisconsin
H-D Tomahawk Somo, LLC	Wisconsin
H-D Tomahawk Industrial Park, LLC	Wisconsin
H-D Tomahawk Kaphaem Road, LLC	Wisconsin
H-D Capitol Drive, LLC	Wisconsin
H-D Pilgrim Road, LLC	Wisconsin
Harley-Davidson Motor Company, Inc.	Wisconsin
Harley-Davidson Museum, LLC	Wisconsin
Buell Distribution Company, LLC	Wisconsin
H-D F&R, LLC	Wisconsin
HASC, LLC	Wisconsin
MV Agusta USA LLC	Pennsylvania
H-D Group LLC	Illinois
Revolution PowerTrain LLC	Delaware
Buell Motorcycle Company, LLC	Wisconsin
Harley-Davidson Transportation Co., Inc.	Delaware
HDWA, LLC	Wisconsin
HDMC, LLC	Illinois
Harley-Davidson Dealer Systems, Inc.	Ohio
Harley-Davidson International Holding Co., Inc.	Wisconsin
Harley-Davidson Holding Co., Inc.	Delaware
Harley-Davidson Benelux B.V.	Netherlands
Harley-Davidson France SAS	France
Harley-Davidson GmbH	Germany
Harley-Davidson Japan KK	Japan
Harley-Davidson Europe Limited	England
Harley-Davidson do Brazil Ltda.	Brazil
Harley-Davidson Singapore Inc.	Delaware
Harley-Davidson Australia Pty. Limited	Australia
H-D Hong Kong Limited	Hong Kong
Lockglade Limited	England
Harley-Davidson Espana S.L.	Spain
Harley-Davidson Switzerland GmbH	Switzerland
Harley-Davidson Asia, Inc.	Wisconsin
New Castalloy Pty. Limited	Australia
Harley-Davidson De Mexico, S. De R.L. De C.V.	Mexico
Harley-Davidson De Mexico Management, S. De R.L. De C.V.	Mexico
Harley-Davidson Middle East and Africa Pty. Limited	South Africa
H-D Varese Holding Co. S.r.l.	Italy
Harley-Davidson Italia S.r.l.	Italy
MV Agusta Motor S.p.A.	Italy

C.R.C. SA	Italy
Cagiva Motor Suisse SA	Switzerland
MVA Motor Deutschland GmbH	Germany
Renovation Realty Investment Services, Inc.	Wisconsin
HR, LLC	Indiana
HR Holding Corp.	Wisconsin
Harley-Davidson Financial Services, Inc.	Delaware
Harley-Davidson Insurance Services, Inc.	Nevada
Harley-Davidson Credit Corp.	Nevada
Harley-Davidson Insurance Services of Illinois, Inc.	Illinois
Harley-Davidson Customer Funding Corp	Nevada
Harley-Davidson Funding Corp.	Nevada
Eaglemark Savings Bank	Nevada
Harley-Davidson Leasing, Inc.	Nevada
Eaglemark Customer Funding Corporation-IV	Nevada
Harley-Davidson Warehouse Funding Corp.	Nevada
Harley-Davidson Financial Services International, Inc.	Delaware
Harley-Davidson Financial Services Europe Limited	England
Harley-Davidson Financial Services Canada, Inc.	Canada
H-D Aircraft Financial Services, Inc.	Delaware